Exhibit 99.1

3M Announces Departure of Chief Financial Officer

Monish Patolawala to leave 3M on July 31, 2024

ST. PAUL, Minn.--(BUSINESS WIRE)— July 10, 2024 3M (NYSE:MMM) announced today the resignation of Monish Patolawala, President and Chief Financial Officer, effective July 31, 2024, to pursue another opportunity. Mr. Patolawala will stay on through July 31, 2024, to ensure an orderly transition.

“On behalf of all 3Mers, I thank Monish for his leadership and contributions to 3M over the past four years," said William Brown, 3M Chief Executive Officer. “We wish him continued success in his future endeavors.”

“It has been a privilege to work as part of 3M’s leadership team and I am proud of our accomplishments,” said Mr. Patolawala. “3M is well positioned for success and this is the right time for me to transition to a new opportunity.”

3M has initiated a CFO succession process and will provide updates as appropriate.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas, and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.

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